UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 388-3700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Forbearance Agreements Related to 1.50% Convertible Subordinated Debentures due 2024

Effective October 1, 2009, Vitesse Semiconductor Corporation (the “Company”) entered into forbearance agreements with more than 93% of the beneficial owners of the Company’s 1.50% Convertible Subordinated Debentures due 2024 (which we refer to collectively as the “Forbearing Debenture Holders”).  The Forbearing Debenture Holders include Whitebox Advisors, LLC, AQR Absolute Return Master Account, L.P., CNH Master Account, L.P., Aristeia International Limited, Aristeia Partners, L.P., Linden Capital L.P., Empyrean Capital Fund, LP, Empyrean Capital Overseas Fund, LTD and ABN AMRO Bank N.V.  Pursuant to these forbearance agreements, the Forbearing Debenture Holders agreed to refrain from enforcing their respective rights and remedies under the debentures and the Indenture governing these convertible debentures, dated as of September 22, 2004, between the registrant and U.S. Bank National Association (as amended and supplemented or otherwise modified, the “Indenture”) for the duration of the forbearance period, which runs from October 1, 2009 through 12:00 noon (EDT) on October 9, 2009.  The forbearance period will end earlier if the Company fails to comply with its covenants in the forbearance agreements or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

A form of forbearance agreement is attached hereto as Exhibit 10.1. The description of these forbearance agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.1.

Forbearance Agreement Related to Loan Agreement

Effective October 1, 2009, the Company also entered into a forbearance agreement with Whitebox VSC, Ltd. as agent under the Loan Agreement among the Company, the agent and the lenders from time to time parties thereto dated as of August 23, 2007 (the “Loan Agreement”).  Pursuant to this forbearance agreement, the lenders of the senior secured loan pursuant to the Loan Agreement agree to refrain from enforcing their rights and remedies under the Loan Agreement for the duration of the forbearance period, which runs from October 1, 2009 through 12:00 noon (EST) on October 9, 2009.  The forbearance period will end earlier if the forbearance period applicable to the Forbearing Debenture Holders ends or if the Company fails to comply with its covenants in the forbearance agreement or if the Company commences voluntary bankruptcy, insolvency, reorganization or other similar proceedings or any similar non-voluntary case or proceeding regarding the Company is commenced.

A copy of the forbearance agreement between the Company and Whitebox VSC, Ltd. is attached hereto as Exhibit 10.2. The description of this forbearance agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 10.2.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Holders of the Company’s 1.5% Convertible Subordinated Debentures due 2024 (of which an aggregate principal amount of $96.7 million is outstanding) had the right to require the Company to repurchase these convertible debentures on October 1, 2009 for 113.76% of the principal amount to be repurchased.  On October 1, 2009, U.S. Bank National Association, the trustee under the Indenture governing these convertible debentures, provided a written notice to the Company that holders representing $95,749,000 of the principal amount of the convertible debentures had exercised their repurchase rights pursuant to the Indenture.  The trustee has instructed the Company to deposit the repurchase price of $108,942,062 with the trustee to effect the repurchase of convertible debentures from the exercising holders.  Pursuant to the Indenture, the Company is required to pay this repurchase price in cash as promptly after October 1, 2009 as practicable.

The Company currently does not have the resources to pay the repurchase price if these exercising holders seek to enforce their repurchase rights under the Indenture.  The Company’s failure to pay the repurchase price, if the exercising holders seek to enforce their repurchase rights, may lead to an event of default under the Loan Agreement, pursuant to which the Company has borrowed a senior secured loan having a principal amount of $30 million.

The forbearance agreements related to the Indenture and the Loan Agreement that are described in this report under Item 1.01 provide the Company additional time to negotiate a restructuring of its indebtedness.  The Company is actively negotiating with the Forbearing Debenture Holders and the lenders of the senior secured loan the terms of a potential debt restructuring arrangement with the objective of reaching agreement by the end of the forbearance period.  Until such definitive agreements are negotiated in their entirety and executed, there can be no assurance that any debt restructuring will be completed by the end of the forbearance period or at all.  In the event that the Company is not able to successfully negotiate and complete a debt restructuring, the Company intends to explore other available restructuring and reorganization alternatives.

Item 7.01. Regulation FD Disclosure.

On October 1, 2009, the Company issued a press release announcing that it had entered into the forbearance agreements described in this report and that it is actively negotiating the terms of a potential restructuring arrangement regarding its 1.50% Convertible Subordinated Debentures due 2024 and its senior secured loan with the objective of reaching agreement by the end of the forbearance period.  The press release is furnished as Exhibit 99.1 to this Report.

The information in Exhibit 99.1 and in this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item. 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 1, 2009.
10.2	Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC, Ltd., dated as of October 1, 2009.
99.1	Press Release dated October 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2009

VITESSE SEMICONDUCTOR CORPORATION

By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Forbearance Agreement among Vitesse Semiconductor Corporation and beneficial owners of 1.5% Convertible Subordinated Debentures due 2024, dated as of October 1, 2009.
10.2	Forbearance Agreement between Vitesse Semiconductor Corporation and Whitebox VSC, Ltd., dated as of October 1, 2009.
99.1	Press Release dated October 1, 2009.